UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2014

_______________________________________________________________

PRIME GLOBAL CAPITAL GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

NEVADA	000-54288	26-4309660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

E-5-2, Megan Avenue 1, Block E

Jalan Tun Razak

50400 Kuala Lumpur, Malaysia

(Address of principal executive offices) (Zip Code)

+603 2162 0773
(Registrant’s telephone number, including area code)

______________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 18, 2014, PGCG Assets Holdings Sdn. Bhd. (“PGCG Assets”, “we” or “us”) entered into a rental agreement (the “Rental Agreement”) with Le Apple Boutique Hotel (KLCC) Sdn. Bhd. formerly known as Esquire Bayview Sdn. Bhd. (“LeApple”), pursuant to which LeApple agreed to lease the entirety of our 15 story commercial building located at No. 160, Jalan Ampang, 50450 Kuala Lumpur, Malaysia to operate a boutique hotel. The Rental Agreement is retroactively effective as of December 1, 2013, and supersedes the prior lease agreement between us and Esquire Bayview Sdn. Bhd. (now LeApple) dated December 18, 2013, with respect to the same premises.

The Rental Agreement has an initial term of one (1) year commencing December 1, 2013 and expiring November 30, 2014. Provided that there are no existing breaches by LeApple, we will be required to renew the lease for additional one-year terms up to twenty nine times, for a maximum aggregate term of thirty years. The initial monthly rental rate is RM550,000 (approximately US$175,543) and is increased every three years by 5% to 10% or to the then prevailing market rate, whichever is lower.

LeApple agreed to bear all costs of converting the premises into a hotel, maintenance costs and certain utilities such as water, electricity, telephone and sewage. PGCG Assets will be responsible for quit rent, assessments and insurance of the building.

LeApple agreed to accept the leased premises on an “AS IS WHERE IS” basis and to perform all renovation work required to convert the premises into a hotel. LeApple agreed to operate the premises as a hotel at all times during the term of the Rental Agreement, unless otherwise mutually agreed to by the parties. PGCG Assets granted to LeApple a rent free period commencing on the retroactive effective date of the Rental Agreement and expiring on the commencement of the operation of the hotel or six (6) months from the date of the Rental Agreement, whichever is lesser, for LeApple to renovate the premises.

In the event we elect to sell the premises, we are required to offer LeApple a right of first refusal to purchase such premises at a mutually agreed upon price in accordance with the terms of the Rental Agreement. If the premises are sold to a third party other than LeApple, the Rental Agreement shall be assumed by such purchaser.

The foregoing description of the Rental Agreement is qualified in its entirety by reference to the Rental Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the termination of that certain rental agreement between PGCG Assets and Esquire Bayview Sdn. Bhd. dated December 1, 2013, is incorporated by reference into this Item 1.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Tenancy Agreement, dated 18 August, 2014, by and between PGCG Assets Holdings Sdn. Bhd. and Le Apple Boutique Hotel (KLCC) Sdn. Bhd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GLOBAL CAPITAL GROUP INCORPORATED
Dated: August 18, 2014

	By:	/s/ Liong Tat Teh
Liong Tat Teh
Chief Financial Officer

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